Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	April 17, 2024

Issuer Name and Ticker or Trading Symbol:	PIMCO New York Municipal Income Fund II (PNI)

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

	By:	Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory